EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS that the undersigned, HAWAIIAN ELECTRIC INDUSTRIES, INC., a Hawaii corporation (the “Company”), and the officers and directors of said corporation whose names are signed hereto, hereby constitute and appoint ROBERT F. CLARKE, ERIC K. YEAMAN, CURTIS Y. HARADA, DAVID J. REBER and GREGORY R. KIM of Honolulu, Hawaii, and each of them, with full power of substitution in the premises (with full power to each of them to act alone), their true and lawful attorneys and agents, and in its and their name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorneys and agents or any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing of Amendment No. 1 to the Form S-8 (the “Registration Statement”) filed on April 1, 1996 (Regis. No. 333-02103) in order to register an additional 3,627,579 shares of Common Stock (and related Rights and Plan interests) for issuance pursuant to the Hawaiian Electric Industries Retirement Savings Plan, as amended, such shares being in addition to the 5,000,000 shares previously registered under the Registration Statement and being registered by reason of a 2-for-1 stock split declared by the Board of Directors, including specifically but without limiting the generality of the foregoing, full power and authority to sign the name of the Company and the names of the undersigned officers and directors thereof, in the capacities indicated below, to Amendment No. 1 to the Registration Statement to be filed with the Commission in respect of the aforementioned securities, to any and all further amendments and supplements to the

Registration Statement and to any instruments or documents filed as a part of or in connection with the Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Hawaiian Electric Industries, Inc. has caused this Power of Attorney to be executed in its name by its Chairman, President and Chief Executive Officer and by its Financial Vice President, Treasurer and Chief Financial Officer and attested by its Vice President-Administration and Secretary, and the undersigned officers and directors of Hawaiian Electric Industries, Inc. have hereunto set their hands, as of the 10th day of June, 2004. This Power of Attorney may be executed in any number of counterparts by the corporation and by any one or more of the officers and directors named below.

ATTEST:	HAWAIIAN ELECTRIC INDUSTRIES, INC.

/s/ Peter C. Lewis	By	/s/ Robert F. Clarke
Peter C. Lewis Vice President-Administration and Secretary		Robert F. Clarke Chairman, President and Chief Executive Officer

	By	/s/ Eric K. Yeaman
Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer

Signature	Title

/s/ Robert F. Clarke Robert F. Clarke	Chairman, President, Chief Executive Officer and Director

/s/ Eric K. Yeaman Eric K. Yeaman	Financial Vice President, Treasurer and Chief Financial Officer

/s/ Curtis Y. Harada	Controller and Principal Accounting Officer
Curtis Y. Harada

Don E. Carroll	Director

/s/ Shirley J. Daniel Shirley J. Daniel	Director

/s/ Constance H. Lau Constance H. Lau	Director

/s/ Victor Hao Li Victor Hao Li	Director

/s/ T. Michael May T. Michael May	Director

Bill D. Mills	Director

/s/ A. Maurice Myers A. Maurice Myers	Director

/s/ Diane J. Plotts Diane J. Plotts	Director

/s/ James K. Scott James K. Scott	Director

Signature	Title

/s/ Kelvin H. Taketa Kelvin H. Taketa	Director

/s/ Jeffrey N. Watanabe Jeffrey N. Watanabe	Director

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